Ex99_26_(h) i. d1

AMENDMENT NO. 3

to the

FUND PARTICIPATION AGREEMENT

AMENDMENT, dated as of April 24, 2001, to the Fund Participation Agreement dated as of the 1st day of September, 1999 (the “Agreement”), by and between Deutsche Asset Management VIT Funds (formerly, BT Insurance Funds Trust) (“Trust”), Bankers Trust Company (“Adviser”) Massachusetts Mutual Life Insurance Company and C.M. Life Insurance Company (collectively the “Life Companies”)

WHEREAS, effective May 1, 2001 Deutsche Asset Management, INC> (“DAMI”) will replace Adviser as investment adviser to the Trust;

WHEREAS, effective May 1, 2001, Adviser wishes to transfer all of its rights, responsibilities and duties under the Agreement to (“DAMI”);

WHREAS, DAMI is duly registered s an investment adviser under the Investment Advisers Act of 1940, as amended (“Advisers Act”);

WHEREAS, Trust, Life Companies and Adviser wish to revise Appendices A and B to the Agreement in their entirety;

NOW, THEREFORE, in accordance with Section 10.9 of the Agreement, Trust, Life Companies, Adviser and DAMI hereby agree as follows:

1. Effective May 1, 2001 DAMI will replace Adviser and assume all of the Adviser’s rights, responsibilities and duties under the Agreement.

2. Life Companies agree to the replacement of Adviser with DAMI.

3. Article IX. NOTICES is hereby amended such that the addresses for Trust and Adviser are replaced in their entirety with the following:

If to TRUST:

Deutsche asset Management VIT Funds

c/o PFPC Global Fund Services

3200 Horizon Drive

King of Prussia, PA 19406-0903

Attn: Tom Calabria, Legal Department

and

c/o Deutsche Asset Management Mutual Fund Services

One South Street, Mail Stop 1-18-6

Baltimore, MD 21202

Attn: Mutual Fund Services

4. Appendix A to the Agreement is hereby amended, and restated in its entirety, by the Appendix A attached to this Amendment.

5. Appendix B to the Agreement is hereby amended, and restated in its entirety, by the Appendix B attached to this Amendment.

Except as expressly set forth above, all other terms and provisions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Amendment as of the date and year first above written.

DEUTSCHE ASSET MANAGEMENT VIT FUNDS

By:	/s/ Daniel O’Hirsel
Name:	Daniel O’Hirsel
Title:	Secretary

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Anne Melissa Dowling
Name:	Anne Melissa Dowling, CFA
Title:	Sr. Vice President

C.M. LIFE INSURANCE COMPANY

By:	/s/ Anne Melissa Dowling
Name:	Anne Melissa Dowling, CFA
Title:	Sr. Vice President

BANKERS TRUST COMPANY

By:	/s/ Douglas W. Doucette
Name:	Douglas W. Doucette
Title:	Managing Director

DEUTSCHE ASSET MANAGEMENT, INC.

By:	/s/ Marco Veissid
Name:	Marco Veissid
Title:	Director

Appendix A

to the

Participation Agreement by and among Deutsche Asset Management VIT Funds, Deutsche Asset Management, Inc. and Massachusetts Mutual Life Insurance Company and C.M. Life Insurance Company

(Page 1 of 2)

List of Portfolios:

Strategic Life 12:

Deutsche VIT Small Cap Index

Deutsche VIT EAFE® Equity Index

Survivorship Variable Universal Life II (Massachusetts Mutual Life Insurance Company):

Deutsche VIT Small Cap Index

Variable Universal Life (Massachusetts Mutual Life Insurance Company):

Deutsche VIT Small Cap Index

Survivorship Variable Universal Life II (C.M. Life Insurance Company):

Deutsche VIT Small Cap Index

Variable Universal Life (C.M. Life Insurance Company):

Deutsche VIT Small Cap Index

Panorama, Panorama Premier, Panorama Passage and MassMutual Artistry:

Deutsche VIT EAFE® Equity Index

Deutsche VIT Small Cap Index

Appendix A

(Page 2 of 2)

(Effective May 1, 2001)

Leadership Variable Universal Life (Massachusetts Mutual Life Insurance Company):

Deutsche VIT Small Cap Index

Survivorship Variable Universal Life (Massachusetts Mutual Life Insurance Company):

Deutsche VIT Small Cap Index

Variable Universal Life II (Massachusetts Mutual Life Insurance Company):

Deutsche VIT Small Cap Index

Survivorship Variable Universal Life (C.M. Life Insurance Company):

Deutsche VIT Small Cap Index

Appendix B

to the

Participation Agreement by and among Deutsche Asset Management VIT Funds, Deutsche Asset Management, Inc. and Massachusetts Mutual Life Insurance Company and C.M. Life Insurance Company

List of variable separate accounts:

Panorama Separate Account

Massachusetts Mutual Variable Life Separate Account I

Massachusetts Mutual Variable Life Separate Account III

Massachusetts Mutual Variable Annuity Separate Account 4

C.M. Multi-Account A

C.M. Life Variable Life Separate Account I